FOR IMMEDIATE RELEASE
Contacts:

Robert Apple, Chief Operating and             Don Weinberger
 Financial Officer
InKine Pharmaceutical Company, Inc.           Wolfe Axelrod Weinberger Assoc.LLC
(215) 283-6850                                (212) 370-4500
                                              don@wolfeaxelrod.com

               INKINE ANNOUNCES THAT A SETTLEMENT HAS BEEN REACHED
                IN ITS PREEMPTIVE RIGHTS CLASS ACTION LITIGATION:
        SETTLEMENT COSTS AND RELATED EXPENSES TO BE BORNE BY THIRD-PARTY


BLUE BELL, PA October 20, 2004 -- InKine  Pharmaceutical  Company, Inc. (Nasdaq:
INKP) today announced that the Company entered into an agreement with an undisclosed third-party who will fund its settlement of damages and costs incurred in connection with the class action lawsuit related to the denial of certain claimed preemptive rights. In addition, the Company has entered into, and filed with the Court of Common Pleas in Philadelphia County, a settlement agreement with the class of InKine shareholders in the class action law suit. The Company and its insurance carriers are not expected to bear any costs in connection with the settlement arrangement.

"We are pleased with the structure and expeditious fashion for which parties involved were able to reach an agreement," said Leonard S. Jacob, M.D., Ph.D., Chairman and CEO of InKine. "We have received reimbursement from a third-party along the way and have expected, based on the facts and circumstances of the preemptive rights issue, that any additional costs incurred would continue to be reimbursed by others," added Dr. Jacob.

The settlement is subject to a number of conditions, including final court approval. At this time, there can be no assurance that those conditions will be met and that the settlement will receive final court approval.

                       ----------------------------------

About InKine Pharmaceutical

InKine Pharmaceutical Company, Inc. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. The Company is also promoting VSL#3(R), a probiotic that is effective in treating certain gastrointestinal disorders. Additionally, the Company is developing INKP-102, an advanced generation purgative, which recently completed Phase II clinical trials for bowel cleansing prior to colonoscopy, Visicol(R) for use as a laxative in treating patients with constipation and Colirest(TM), which is in clinical trials for the treatment of Crohn's disease. For further information, please visit InKine on its web site http://www.inkine.com.


IN ADDITION TO HISTORICAL FACTS OR STATEMENT OF CURRENT CONDITION, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS PROVIDE INKINE'S CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS AND INCLUDE STATEMENTS REGARDING INKINE'S EXPECTATIONS REGARDING ITS COSTS AND LIABILITY RESULTING FROM ITS OUTSTANDING CLASS ACTION LITIGATION. INKINE'S ACTUAL COSTS AND LIABILITIY FROM THE CLASS ACTION LITIGATION COULD DIFFER MATERIALLY FROM THOSE REFLECTED IN THESE FORWARD-LOOKING STATEMENTS DUE TO THE COURT PROCESS AND DECISIONS OF INDIVIDUAL CLASS MEMBERS AS WELL AS MORE SPECIFIC RISKS AND UNCERTAINTIES SUCH AS THOSE SET FORTH IN ITS REPORTS ON FORM 10-Q AND 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. GIVEN THESE RISKS AND UNCERTAINTIES, ANY OR ALL OF THESE FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INCORRECT. THEREFORE, YOU SHOULD NOT RELY ON ANY SUCH FACTORS OR FORWARD-LOOKING STATEMENTS. FURTHERMORE, INKINE DOES NOT INTEND (AND IT IS NOT OBLIGATED) TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS.
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